EXHIBIT 16.1

September 24, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 -7561

RE: Token Communities Ltd.

(Commission file number: 000-55489)

Dear Sirs/Madams:

We have read the statements of Token Communities Ltd. (the "Company") included under Item 4.01(a) of Form 8-K to be filed with the SEC on September 24, 2020 and agree with such statements as they pertain to our firm.

Very truly yours,

/s/ MJF & Associates, APC